                                  EXHIBIT 10.86




                                    AGREEMENT


         THIS AGREEMENT (the "Agreement") is made and entered into this 11th day of June, 1996, by and among Logan Medical Devices, Inc., a Colorado corporation (the "Company"), 506 Paula Avenue, Glendale, California 91201, party of the first part, Ronald Bruce Logan-Sinclair ("RLS"), 2 Clarendon Drive, Rochester, Kent, ME2 3LT, and Howard George Vincent Cooke ("HVC"), Sleepers, Buckland Lane, Maidstone, Kent, ME16 0BH (individually, a "Seller" and, collectively, the "Sellers"), owners of record and beneficially of all of the 6,300 issued and outstanding 1 pound ordinary shares (the "Common Shares"), of Logan Research Ltd., a private United Kingdom company limited by shares ("LRL"), 74 College Road, Maidstone, Kent, ME15 6SL, parties of the second part, and Pollution Research and Control Corp ("PRCC"), 506 Paula Avenue, Glendale, California 91201, party of the third part.


                                    RECITALS:

         A. WHEREAS, the Sellers desire to sell, assign, transfer, convey and deliver to the Company, and the Company desires to purchase, acquire and receive from the Sellers, the Common Shares, in consideration for the issuance and exchange therefor of instruments each of which shall qualify as a note with a security interest in all of the assets of the Company under the laws of the State of California, United States, and as a "debenture" under the laws of the United Kingdom (the "Debenture") in the aggregate principal amount of $300,000
(US), bearing interest at the rate of 9% per annum and payable pursuant to the provisions thereof described herein, on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements, representations and warranties contained herein, the parties hereto agree as follows:

         1. This Agreement is supplemental to an agreement entered into between PRCC and the Sellers on May 30, 1996.

         2. At or prior to the date hereof, the Sellers have delivered to the Company the certificates and transfers for the Common Shares, the receipt of which is hereby acknowledged by the Company. The Common Shares shall be held to order by Patricia Cudd, a Colorado-licensed attorney, until the Closing (as defined below) and returned to the Sellers in the event of the failure of the Closing to occur.

         3. As payment in full of the purchase price for the Common Shares, at the Closing, which shall be not later than June 25, 1996 (the "Closing"), the Company shall issue to each of RLS and HVC Debentures in the principal amount of $285,714.29 and $14,285,71, respectively. The Debentures shall be in the form mutually acceptable to the Company and the Sellers and their respective legal counsel which shall provide for the following basic terms and conditions: (i) a term of ten years; (ii) callable by the Sellers after two years; (iii) interest accruing at the rate of 9% per annum, but payable commencing in two years and payable thereafter quarterly in arrears commencing on June 30, 1998; and (iv) not callable by the Company prior to the expiration of six months. For purposes of this paragraph all time periods are calculated from Closing.

         4. PRCC shall, prior to the Closing, acquire all of the issued and outstanding shares of common stock of the Company.

         5. The Company, simultaneously with or as soon as practicable after the Closing, shall deliver an employment agreement to RLS, which shall be in the form mutually acceptable to the Company and RLS and their legal counsel which shall provide for the following basic terms and conditions: (i) a term of three years; (ii) a salary in the amount of 45,000 pounds sterling per annum payable to RLS monthly.

         6. In connection with the employment of RLS, PRCC shall grant to RLS an option exercisable for a term of four years from May 31, 1996, at an exercise price of $.99 per share, to purchase 270,000 common shares of PRCC.

         7. PRCC shall forgive, at or prior to the Closing, the $164,000 balance of the indebtedness owed by the Company to PRCC.

         8. At or prior to the Closing, PRCC shall deposit the sum of $250,000 in cash in the Company's bank account representing a non-repayable contribution to the capital of the Company.

         9. The Company shall guarantee the obligations of LRL under the terms of an Underlease dated March 24, 1995, and made between Namulas Pension Trustees Limited (1) and LRL (2) in relation to Units B2 and B3, Anthony's Way, Frindsbury, Rochester, Kent, United Kingdom. This obligation shall not extend to any continuation, renewal or extension beyond the contractual term date thereof (the contractual termination date)

         10. HVC shall be retained by the Company as a consultant, on terms to be mutually agreed, and PRCC shall appoint HVC to be a director of the Company. Additionally, PRCC shall grant to HVC an option exercisable for a term of four years from May 31, 1996, at an exercise price of $.86 per share, to purchase 30,000 common shares of PRCC.

         11. Each of the parties hereto shall execute and deliver such other and further documents and instruments, and take such other and further actions, as may be reasonably requested of them for the implementation and consummation of this Agreement and the transactions herein contemplated.

         12. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and the heirs, personal representatives, successors and assigns of all of them, but shall not confer, expressly or by implication, any rights or remedies upon any other party.

         13. This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of the United Kingdom.

         14. All notices, requests or demands and other communications hereunder must be in writing and shall be deemed to have been duly made if personally delivered or mailed, postage prepaid, to the parties as follows:

         (a)      If to the Company, to:

                  Mr. Albert E. Gosslein, Jr., President
                  Logan Medical Devices, Inc.
                  506 Paula Avenue
                  Glendale, California 91201

         (b)      If to the Sellers, to:

                  Mr. Ronald Bruce Logan-Sinclair
                  2 Clarendon Drive,
                  Rochester,
                  Kent
                  ME2 3LT

                  Mr. Howard George Vincent Cooke
                  Sleepers,
                  Buckland Lane,
                  Maidstone,
                  Kent
                  ME16 OBH

         (c)      If to PRCC, to:

                  Mr. Albert E. Gosslein, Jr., President
                  Pollution Research and Control Corp.
                  506 Paula Avenue
                  Glendale, California 91201

Any party hereto may change its address by written notice to the other party.

         15. This Agreement contains the entire agreement between the parties and supersedes all prior agreements, understandings and writings between the parties with respect to the subject matter hereof and thereof. Each party hereto acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting with authority on behalf of any party, which are not embodied herein or in an exhibit hereto, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally. This

Agreement may be amended or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by all parties hereto.

         16. Prior to the Closing, neither the execution of this Agreement nor the performance of any provision contained herein shall cause any party hereto to be or become liable in any respect for the operations of the business of any other party, or the condition of property owned by any other party, for compliance with any applicable laws, requirements, or regulations, of, or taxes, assessments or other charges now or hereafter due to any governmental authority, or for any other charges or expenses whatsoever pertaining to the conduct of the business or the ownership, title, possession, use, or occupancy of any other party.

         17. In the event of any litigation between the parties hereto, the non-prevailing party shall pay the reasonable expenses, including the attorneys' fees, of the prevailing party in connection therewith.

         18. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute but one and the same document.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

/s/ Ronald Bruce Logan-Sinclair     LOGAN MEDICAL DEVICES, INC.
Ronald Bruce Logan-Sinclair

                                    By: /s/ Albert E. Gosselin, Jr.
                                        ----------------------------------------
                                        Albert E. Gosselin, Jr., President


-----------------------------------

/s/ Howard George Vincent Cooke
-----------------------------------
Howard George Vincent Cooke


POLLUTION RESEARCH AND CONTROL CORP.


By: /s/ Albert E. Gosselin, Jr.
    -------------------------------
    Albert E. Gosselin, Jr., President